Exhibit 99.1

For Immediate Release

Verra Mobility appoints Stacey Moser to lead its Commercial Services business

Brings 25 years of commercial, product management and engineering leadership at Fortune 100 companies and other innovative technology firms

MESA, Ariz., July 2, 2025 -- Verra Mobility Corporation (NASDAQ: VRRM), a leading provider of smart mobility technology solutions, announced today that Stacey Moser has been appointed as Executive Vice President and General Manager of the company’s Commercial Services business unit effective July 21, 2025. She will report directly to David Roberts, CEO of Verra Mobility.

Ms. Moser is a senior executive with more than 25 years of experience leading global commercial, product management, and engineering functions. She most recently served as Chief Commercial Officer (CCO) at Universal Robots, a leading provider of collaborative robotics. Her experience spans Fortune 100 companies such as GE Digital and Texas Instruments as well as other industry leaders including Teradyne, Fortive and Motorola.

“I’m excited to welcome Stacey to the Verra Mobility executive leadership team,” said David Roberts, President and CEO, Verra Mobility. “She brings significant experience leading large organizations and driving continuous improvement and operational excellence. Her expertise will be extremely beneficial to our fleet customers in the U.S. and Europe.”

Ms. Moser will succeed Steve Lalla who has led the Commercial Services business since February 2021.

“We are thankful to Steve for his years of service running the business and strengthening our position as a leader in tolling and violations management for fleets,” said Mr. Roberts.

Ms. Moser built her career across the technology, mobility and infrastructure markets, with deep expertise in market development, go-to-market strategy, product development and LEAN operational excellence.

As CCO at Universal Robots, Ms. Moser led global commercial strategy, sales and market expansion with a focus on scaling revenue and transforming go-to-market strategy. Prior to that, she served as the CCO of GE Digital’s power grid automation software business.

Verra Mobility’s Commercial Services business solves complex payments and compliance challenges for rental car companies, fleet management companies and fleet operators. Its offerings include tolling and violations management solutions as well as title and registration services. More information about the business can be found at www.verramobility.com/commercial.

About Verra Mobility

Verra Mobility Corporation (NASDAQ: VRRM) is a leading provider of smart mobility technology solutions that make transportation safer, smarter and more connected. The company sits at the center of the mobility ecosystem, bringing together vehicles, hardware, software, data and people to enable safe, efficient solutions for customers globally. Verra Mobility’s transportation safety systems and parking management solutions protect lives, improve urban and motorway mobility and support healthier communities. The company also solves complex payment, utilization and compliance challenges for fleet owners and rental car companies. Headquartered in Arizona, Verra Mobility operates in North America, Europe and Australia. For more information, please visit www.verramobility.com.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about Verra Mobility's plans, objectives, expectations, beliefs and intentions and other statements including words such as "hope," "anticipate," "may," "believe," "expect," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology. The forward-looking statements herein represent the judgment of Verra Mobility, as of the date of this press release, and Verra Mobility disclaims any intent or obligation to update forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. This press release should be read in conjunction with the information included in Verra Mobility's other press releases, reports and other filings with the SEC and on the SEC website, www.sec.gov, as well as information available on its corporate website and investor relations website. Understanding the information contained in these filings and on the corporate and investor relations websites is important to fully understand Verra Mobility's reported financial results and our business outlook for future periods. Actual results may differ materially from the results anticipated in the forward-looking statements and the assumptions and estimates used as a basis for the forward-looking statements.

Additional Information

We periodically provide information for investors on our corporate website, www.verramobility.com, and our investor relations website, ir.verramobility.com.

We intend to use our website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD. Accordingly, investors should monitor our website, in addition to following the Company's press releases, SEC filings and public conference calls and webcasts.

Media Relations: Investor Relations:
Eric Krantz Mark Zindler

eric.krantz@verramobility.com mark.zindler@verramobility.com